UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings, the words “anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 30, 2011, Aethlon Medical, Inc. (the "Company") entered into a contract with the United States of America, issued by SPAWAR Systems Center Pacific, pursuant to a contract award from the Defense Advanced Research Projects Agency (“DARPA”). Under the DARPA award, the Company has been engaged to develop a therapeutic device to reduce the incidence of sepsis, a fatal bloodstream infection that often results in the death of combat-injured soldiers. The contract program will utilize the Aethlon ADAPTtm system as a core technology component underlying an extracorporeal blood purification device that selectively clears multiple sepsis-enabling particles from circulation to promote recovery and prevent sepsis. Under the contract program, the Company will also introduce a novel blood pump strategy to reduce or eliminate the systemic administration of anticoagulants normally required during extracorporeal device therapies.

The award from DARPA is a fixed-price contract with potential total payments to the Company of $6,794,389 over the course of five years, including payments of up to $1,975,047 in the first year. Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each year of the contract.  Under the terms of the contract, the Company will perform certain incremental work towards the achievement of specific milestones against which the Company will invoice the government for fixed payment amounts.  Assuming all such work is performed according to the contract terms, the Company will receive up to $1,975,047 of contract payments during the first twelve months of the contract with the aggregate payment amounts in years two through five varying between approximately $775,000 and $1.6 million. The milestones are comprised of planning, engineering and clinical targets, the achievement of which in some cases will require the participation and contribution of third party participants under the contract.  The Company will be subject to quarterly reviews by the government to assess performance, milestone achievement and any required modification of the milestone and payment schedules under the contract. There can be no assurance that the Company alone, or with third party participants, will meet such milestones to the satisfaction of the government and in compliance with the terms of the contract or that the Company will be paid the full amount of the contract revenues during any year of the contract term.  The Company intends to commence work under the contract immediately and anticipates receiving initial revenues under the contract in the quarter ending December 31, 2011.

On October 3, 2011, the Company issued a press release announcing the award of the DARPA contract. The full text of the press release is set forth in Exhibit 99 attached hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
99	Press Release dated October 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: October 4, 2011	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99	Press Release dated October 3, 2011